SCHEDULE OF EMPLOYMENT CONTINUATION
                       INCENTIVE AGREEMENTS


                        EXHIBIT 99.2


                               SIGNATURE
NAME                COMPANY      DATE        TERM
-------------       -------    ------        ------
Laniak, David       Corp.      5/9/97        1 year

Bantoft, Chris      UK         4/8/97        1 year
Chesonis, Arunas    Corp.      4/1/97        1 year
Daley, Michael      Corp.      1/26/96       1 year
Dubnik, Steve       Corp.      8/4/94        1 year
LaFrance, Michael   Corp.      1/4/97        1 year
Squier-Dow, Mae     US         4/14/97       1 year

Szabo, Frank        Corp.      2/1/97        6 months
Yawman, Phil        Corp.                    6 months
Zimmer, John        Corp.      12/20/95      6 months